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                                                                     EXHIBIT 5.1


                           [WEIR & FOULDS LETTERHEAD]


                                                               January 12, 1999

Genesis Microchip Inc.
Suite 400, 200 Town Centre Blvd.
Markham, Ontario L3R 8G5
Canada

Dear Sirs/Mesdames:

                     RE: REGISTRATION STATEMENT ON FORM S-8
                     --------------------------------------

     We have reviewed the registration statement on Form S-8 dated January 12, 1999 to be filed by Genesis Microchip Inc. (the "Company") with the Securities and Exchange Commission on or about January 12, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 504,136 Common Shares, no par value, (the "Option Shares") of the Company issuable as to 483,284 Option Shares pursuant to the Company's 1997 Employee Stock Option Plan and as to 20,852 Option Shares pursuant to the Company's 1997 Employee Stock Purchase Plan (individually each of the 1997 Employee Stock Option Plan and the 1997 Employee Stock Purchase Plan referred to as a "Plan"). As the Company's Canadian general counsel, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of the following opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Upon the basis of such examination, it is our opinion that the Option Shares, when issued in accordance with the terms of the Plan and any agreement evidencing the options being exercised, including payment of the purchase price therefor, will be valid, fully-paid and non-assessable.

     The foregoing opinion is limited to the laws of the Province of Ontario, Canada, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have relied as to certain matters on information obtained from officials of the Company and other sources believed by us to be responsible.

     We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Yours truly,

                                        /s/ WEIR & FOULDS
                                        -----------------
                                        Weir & Foulds